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                                                                      EXHIBIT 11


              SERVICE MERCHANDISE COMPANY, INC. AND SUBSIDIARIES
             Computation of Net Loss Per Common Share (Unaudited)
                     (In thousands, except per share data)

                                                                                    Three Periods Ended
                                                                                 ------------------------
                                                                                    April 3,    March 31,
                                                                                 ------------------------
                                                                                    1994          1993
                                                                                 ------------  ----------
Primary
- --------
Loss before extraordinary loss and cumulative
 effect of change in accounting principle                                         ($ 12,821)   ($ 10,857)

Extraordinary loss from early extinguishment of debt,
 net of tax benefit of $843 and $4,858, respectively                                 (1,265)      (7,598)

Cumulative effect of change in accounting principle                                       -        7,742
                                                                                 ----------    ---------
Net loss                                                                          ($ 14,086)   ($ 10,713)
                                                                                 ==========    =========
Shares:
 Weighted average common shares outstanding                                          98,482       98,126
 Weighted average shares of restricted
  stock outstanding                                                                     892          988

 Additional shares assuming exercise of stock options                                 2,314        3,029

 Weighted average common shares and common                                       ----------    ---------
  share equivalents outstanding - primary                                           101,688      102,143
                                                                                 ==========    =========
Loss before extraordinary loss and cumulative
 effect of change in accounting principle                                         ($   0.13)   ($   0.11)

Extraordinary loss from early extinguishment of debt,
 net of tax benefit                                                                   (0.01)       (0.07)

Cumulative effect of change in accounting principle                                       -         0.08
                                                                                 ----------    ---------
Net loss per common share - primary                                               ($   0.14)   ($   0.10)
                                                                                 ==========    =========
Assuming Full Dilution
- ----------------------
Loss before extraordinary loss and cumulative
 effect of change in accounting principle                                         ($ 12,821)   ($ 10,857)

Extraordinary loss from early extinguishment of debt,
   net of tax benefit of $843 and $4,858, respectively                               (1,265)      (7,598)

Cumulative effect of change in accounting principle                                       -        7,742
                                                                                 ----------    ---------
Net loss                                                                          ($ 14,086)   ($ 10,713)
                                                                                 ==========    =========
Shares:
 Weighted average common shares outstanding                                          98,482       98,126
 Weighted average shares of restricted
  stock outstanding                                                                     892          988

 Additional shares assuming exercise of stock options                                 2,322        3,057
                                                                                 ----------    ---------
 Weighted average common shares and common
  share equivalents outstanding - fully diluted                                     101,696      102,171
                                                                                 ==========    =========
Loss before extraordinary loss and cumulative
 effect of change in accounting principle                                         ($   0.13)   ($   0.11)

Extraordinary loss from early extinguishment of debt,
 net of tax benefit                                                                   (0.01)       (0.07)

Cumulative effect of change in accounting principle                                       -     $   0.08
                                                                                 ----------    ---------
Net loss per common share - fully diluted                                         ($   0.14)   ($   0.10)
                                                                                 ==========    =========

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